Exhibit 23.1

                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 24, 1998, included in this Annual Report and Form 11-K for the year ended December 31, 1997, into the previously filed Form S-8 Registration Statement of Cornell Corrections, Inc. (File No. 333-19127).

ARTHUR ANDERSEN LLP

Houston, Texas
June 29, 1998